 EXHIBIT 10.3

[FORM OF] NONQUALIFIED STOCK OPTION AGREEMENT
ELECTRO-SENSORS, INC.
2013 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this _____ day of _________, _____, by and between Electro-Sensors, Inc., a Minnesota corporation (the “Company”), and __________  (“Participant”).

WITNESSETH:

WHEREAS, Participant on the date hereof is an Employee or Director of the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant a nonqualified stock option to Participant to purchase shares of the Company’s Common Stock pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a nonqualified stock option to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is ________ per share;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of __________ shares of Common Stock at a per share price of ______ on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 14 of the Plan. This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code, as amended (the “Code”), and the regulations thereunder.

2. Duration and Exercisability.

a) General. The term during which this Option may be exercised shall terminate at the Close of Business on______________, except as otherwise provided in Paragraphs 2(b) through 2(e) below. This Option shall become exercisable according to the following schedule:

Notwithstanding anything in the Plan or this Agreement to the contrary, this Option shall become fully vested and exercisable immediately prior to a Change of Control (as defined in Section 1(e) of the Plan). Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, Participant may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If, upon an exercise of this Option, Participant does not purchase the full number of shares that Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

1

b) Termination of Employment or Service Relationship for Cause. If Participant ceases to be an Employee or a Director of the Company or any Subsidiary for Cause, as defined below, the unexercised portion of this Option shall immediately expire, and all rights of Participant under this Option shall be forfeited. For purposes of this Paragraph 2, “Cause” shall mean (i) the conviction of Participant for the commission of any felony, (ii) the commission by Participant of any crime involving moral turpitude (e.g., larceny, embezzlement) that results in harm to the business, reputation, prospects or financial condition of the Company or any Affiliate, or (iii) a disciplinary discharge pursuant to the terms of the Company’s management handbooks or policies as in effect at the time.

c) Termination of Employment or Service Relationship (other than for Cause, Disability or Death). If Participant ceases to be an Employee or a Director of the Company or any Subsidiary for any reason other than for Cause, disability or death, this Option shall completely terminate on the earlier of: (i) the Close of Business on the twelve-month anniversary date of the Participant’s termination; and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following the Participant’s termination, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination but had not previously been exercised. To the extent this Option was not exercisable upon such termination, or if Participant does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Participant under this Option shall be forfeited.

d) Disability. If Participant ceases to be an Employee or a Director of the Company or any Subsidiary because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall terminate on the earlier of: (i) the Close of Business on the twelve-month anniversary date of the Participant’s termination; and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following the Participant’s termination, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination but had not previously been exercised. To the extent this Option was not exercisable upon such termination, or if Participant does not exercise the Option within the time specified in this Paragraph 2(d), all rights of Participant under this Option shall be forfeited.

e) Death. In the event of Participant’s death, this Option shall terminate on the earlier of: (i) the Close of Business on the twelve-month anniversary of the date of Participant’s death; and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following Participant’s death, this Option may be exercised by the person or persons to whom Participant’s rights under this Option shall have passed by Participant’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Participant’s death, but had not previously been exercised. To the extent this Option was not exercisable upon the date of Participant’s death, or if such person or persons fail to exercise this Option within the time specified in this Paragraph 2(e), all rights under this Option shall be forfeited.

2

   3. Manner of Exercise.

a) General. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the option period as provided herein.

b) Form of Payment. Subject to the approval of the Administrator, payment of the exercise price by Participant may be (i) in cash, or with a personal check, certified check, or other cash equivalent, (ii) by the surrender by the Participant to the Company of previously acquired unencumbered shares of Common Stock (through physical delivery or attestation), (iii) through the withholding of shares of Common Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise if such exercise complies with applicable securities laws and any insider trading policy of the Company, (v) such other form of payment as may be authorized by the Administrator, or (vi) by a combination thereof. In the event the Participant elects to pay the exercise price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the then-current Fair Market Value of the stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. For purposes of this Agreement, “previously acquired shares of Common Stock” means shares of Common Stock that the Participant owns on the date of exercise (or for such period of time, if any, required by applicable accounting principles).

c) Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership, or cause the purchased shares to be issued in book-entry form. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

   4. General Provisions.

a)  Employment or Other Relationship; Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to the continuance of employment, service, or any other relationship with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company to terminate such employment or service relationship. Nothing in this Agreement shall be construed as creating an employment or service contract for any specified term between Participant and the Company or any Affiliate. Participant shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Participant (or, if permitted, a book entry made) upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.

3

b) 280G Limitations. Notwithstanding anything in the Plan, this Agreement or in any other agreement, plan, contract or understanding entered into from time to time between Participant and the Company or any Subsidiary to the contrary (except an agreement that expressly modifies or excludes the application of this Paragraph 4(b)), the exercisability of this Option shall not be accelerated in connection with a Change of Control to the extent that such acceleration, taking into account all other rights, payments and benefits to which Participant is entitled under any other plan or agreement, would constitute a “parachute payment” or an “excess parachute payment” for purposes of Code Sections 280G and 4999, or any successor provisions, and the regulations issued thereunder; provided, however, that the Administrator, in its sole discretion and in accordance with applicable law, may modify or exclude the application of this Paragraph 4(b).

c) Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as the Company and its counsel shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. If the issuance of such shares upon exercise is not registered under a then-currently effective registration statement under the Securities Act of 1933, as amended, the Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to give any written assurances that are necessary or desirable in the opinion of the Company and its counsel to ensure the issuance complies with applicable securities laws, including that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof; that the certificates (or, if permitted, book entries) for such shares shall bear an appropriate legend or notation to that effect; and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

d) Extension of Expiration Date. In the event that the exercise of this Option would be prohibited solely because the issuance of shares of Common Stock pursuant to the Option would violate applicable securities laws, the Administrator may, in its sole discretion and in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability thereunder, permit the expiration of the Option to be tolled during such time as its exercise is so prohibited; provided, however, that the expiration date may not thereby be extended more than 30 days after the date the exercise first would no longer violate applicable securities laws.

e) Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of the Option (i.e., Participant shall have such “anti-dilution” rights under the Option with respect to such events, but, subject to the Administrator’s discretion, shall not have “preemptive” rights).

f) Shares Reserved.  The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

4

g) Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income, or other taxes are withheld from any amounts payable by the Company to the Participant with respect to the grant, vesting, or exercise of the Option.  If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part by: (i) the surrender and physical delivery by the Participant to the Company of previously acquired unencumbered shares of Common Stock, or (ii) electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the nonqualified stock option. In either case, such shares shall have a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, up to the statutory maximum amount of tax withholding. The Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations, or, if later, the date that the amount of tax to be withheld is determined under applicable tax law, and shall be irrevocable on such date if approved by the Administrator. Participant’s request shall comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

h) Nontransferability. Except as provided in Section 15 of the Plan, or unless otherwise permitted by the Administrator in its sole discretion, during the lifetime of Participant, the Option shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

i) 2013 Equity Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All capitalized terms in this Agreement not defined herein shall have the meanings ascribed to them in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

j) Lockup Period Limitation. Participant agrees that in the event the Company advises the Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, the Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering.

k) Affiliates. Participant agrees that, if Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of a Change of Control, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other applicable legal or accounting principles, and will execute any documents necessary to ensure such compliance.

5

l) Stock Legend. The Administrator may require that the certificates (or, if permitted, book entries) for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend or notation to reflect the restrictions of Paragraphs 4(c) and 4(h) through 4(j) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable such Paragraphs.

m) Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 4(h) above. This Award is expressly subject to all terms and conditions contained in the Plan and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions. This Agreement and the shares of Common Stock issued upon exercise of the Option shall be subject to clawback and right of recoupment under applicable law and under any applicable clawback policy of the Company, whether in effect on the date of grant or subsequently adopted or amended by the Company, including any recoupment under the policy or otherwise.

n) Choice of Law. The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of this Agreement, without regard to that state’s conflict of laws rules.

o) Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

p) Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

***Signature Page Follows***

6

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Electro-Sensors, Inc.

By:_________________________________

Name:

Title:

____________________________________

Participant

[Nonqualified Stock Option Agreement Signature Page]

7